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Exhibit 1

PRESS RELEASE
FOR IMMEDIATE RELEASE
CONTACT: Cary Grossman Chief Financial Officer (713) 827-2104 cgrossman@gentium.it

Gentium S.p.A. Announces
Pricing of Initial Public Offering

Villa Guardia (Como), Italy, June 16, 2005—Gentium S.p.A. (AMEX: GNT) (the "Company") announced today that its initial public offering of 2.4 million of American Depositary Shares (ADSs) representing 2.4 million of its ordinary shares has been priced at $9.00 per ADS. The Company has granted the underwriters a 45-day option to purchase up to 360,000 additional ADSs to cover over-allotments. The ADSs will be listed on the American Stock Exchange under the symbol "GNT" and will begin trading today, June 16, 2005.

A registration statement relating to these securities was filed with and declared effective by the Securities and Exchange Commission on June 15, 2005. This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the prospectus. A copy of the final prospectus relating to these securities may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, and I-Bankers Securities Incorporated, 1560 East Southlake Boulevard, Suite 232, Southlake, Texas, 76092.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements." In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms and other comparable terminology. These statements are not historical facts but instead represent the Company's belief regarding future results, many of which, by their nature, are inherently uncertain and outside the Company's control. It is possible that actual results may differ, possibly materially, from those anticipated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect future results, see the discussion in our Registration Statement on Form F-1 (Commission file number 333-122233) under the caption "Risk Factors."

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  Exhibit 1
Gentium S.p.A. Announces Pricing of Initial Public Offering